Exhibit 32

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES OXLEY ACT OF 2002 (18 U.S.C. SECTION 1350)

In connection with the amended annual Report of Hitor Group, Inc. a Nevada corporation (the Company), on Form 10 K for the year ending December 31, 2010, as filed with the Securities and Exchange Commission (the Report), I, Ken Martin, CEO and CAO of the Company, certify, pursuant to Section 906 of the Sarbanes Oxley Act of 2002 (18 U.S.C. Section 1350), that to my knowledge:

 (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Ken Martin_______________________________

Ken Martin, CEO, CAO

Dated:  November 14, 2011